UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2008 (November 10, 2008)

CHINA HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33269	20-5013347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 Encino Drive Pasadena, CA		91108
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (626) 568-9924

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
China Healthcare Acquisition Corp (“CHM”) and Teambest International, Ltd. and Madame Wang Lahua (collectively, “Seller”) have mutually agreed effective as November 10, 2008, to terminate the stock purchase agreement among them pursuant to which CHM was to have purchased all of the outstanding equity of Europe Asia Huadu Environment Holdings, Ltd Pty. The agreement is described in more detail in the Current Report on Form 8-K filed by CHM with the Securities and Exchange Commission on August 11, 2008.
CHM and Seller mutually agreed to the termination. CHM determined that it would not receive the votes of its stockholders required for approval of the acquisition.
In connection with the termination, CHM and Seller entered into a mutual release. A copy of the termination agreement is filed as Exhibit 10.1.
Management of CHM is currently considering the company’s alternatives.
Item 7.01 REGULATION FD DISCLOSURE
The information contained in this Item 7.01 shall not be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended.
Item 8.01 OTHER EVENTS
Separately, CHM confirmed that the funds in the Trust Account are now invested in the JP Morgan 100% U.S. Treasury Securities Money Market Fund.
Press Release
On November 13, 2008, CHM issued a press release announcing it and the Seller had mutually terminated the stock purchase agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Termination Agreement as November 10, 2008

99.1	Press Release dated November 13, 2008, announcing the termination of the Stock Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTHCARE ACQUISITION CORP
November 13, 2008	By:	/s/ Alwin Tan
Alwin Tan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement

99.1	Press Release dated November 13, 2008, announcing the termination of the Stock Purchase Agreement

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